                                     [Date]

Mr. NAME
Company
Address
Address

     RE:  Assignment of Member or Limited Partner Interest(s)

Dear NAME:

     This letter sets forth the terms upon which you ( "Employee") have been assigned, as of the date hereof, a partnership interest or member interest or interests in one or more limited partnerships or limited liability companies which will in turn entitle you to certain potential distributions in the future, subject to all the terms and conditions as set forth herein (individually a " Member Interest " and collectively "Member Interests"). The interests assigned to you hereby are owned by subsidiaries of Insignia/ESG or subsidiaries of Insignia Financial Group, Inc. As used herein, "Insignia/ESG" shall mean, respectively, Insignia/ESG, Inc. and its wholly owned subsidiaries and/or parent or sister corporations. "Transaction Date" shall mean the date shown under the column of the "Closing Date" of each respective transaction as specifically set forth on Exhibit A, which shall be the effective date of each assignment. You are being assigned Member Interests only with respect to the one or more partnerships or limited liability companies listed on Exhibit A (individually a "Company" and collectively, the "Companies") under the column headed "Name of Company".

     The Companies were formed for the purpose of acquiring, operating, and ultimately disposing of real estate and real estate assets. The Member Interest(s) assigned to you hereby shall equal the percentage interest in each Company necessary for you to receive the percentage, as shown on Exhibit A under the column headed "Applicable Percentage", of Proceeds. The Member Interest(s) assigned to you hereby are in addition to any other assignments made to you previously. "Proceeds" as used herein, shall mean any proceeds actually received by Insignia/ESG or IFG, respectively, from or with respect to an investment in a Company after Insignia/ESG, or IFG, respectively, has received 100% of its original capital contribution, any additional capital contributions and any allocated costs plus a return thereon equal to 10% per annum (the "Insignia/ESG Minimum Return"). Any acquisition fees paid or payable to Insignia/ESG shall be included in the amount of Insignia/ESG's investment for purposes of determining Insignia/ESG's return and the Insignia Minimum Return, including any imputed acquisition fee with respect to assets 100% owned by Insignia/ESG.

     You acknowledge and understand that the definition of "Proceeds" may result in your percentage interest in any of the Companies being zero (resulting in no distribution(s) to you with respect to one or more of the Member Interest(s)) because your interest is effectively subordinated to preferential payments/distributions to Insignia/ESG. Notwithstanding the following paragraph, with respect to the Companies in which an affiliate of the Praedium Fund serves as a member or partner any incentive fees as so defined or described in the respective Asset Management Agreements (but not including any asset management fees paid on a regular or recurring basis) shall be deemed to be part of Proceeds. Insignia/ESG and IFG will promptly, and will cause their controlled affiliates to promptly execute and deliver to Employee, upon request from Employee, a such other documents as may be reasonably requested by Employee to evidence the assignment of the Membership Interest(s).

     In calculating Insignia/ESG's and IFG's return and the Insignia/ESG Minimum Return, any amounts to which Insignia/ESG, or IFG, respectively, may be entitled which are compensation for performing services including, but not limited to, acquisition services, advisory, consulting, management, leasing, construction supervision or management, development or development supervision, financing or refinancing or disposition services, will be excluded from such calculation. In the event that the calculation of the Insignia/ESG Minimum Return or Proceeds is affected by the terms and conditions of any loans, including but not limited to the existing line of credit with General Electric Capital Corporation ("GE") in favor of an Insignia/ESG affiliate in partnership with Blackacre Capital, then any calculations made or to be made with respect thereto shall be made by Insignia/ESG in its sole and absolute discretion. In the event that Proceeds from any investments or properties secured by the indebtedness evidenced by the GE line of credit are received by Insignia/ESG but utilized, directly or indirectly, to reduce such indebtedness, then, at Insignia/ESG's discretion, any amounts so used shall not be deemed to constitute Proceeds, and your right to receive any portion of the Member Interest(s) shall not arise until all such debt has been paid in full.


         For the purposes of this Agreement, any entity in which Insignia/ESG participates in ownership of a real estate asset with a non-affiliated third party shall be deemed to be a "partnership" and such non-affiliated third party shall be deemed to be a "partner" irrespective of whether such entity is a general or limited partnership, joint venture, limited liability company, or other form of entity.


     The additional terms and conditions governing the Member Interest(s) are as follows:

     1) Your rights with respect to the Member Interest(s) assigned to you hereunder shall vest as follows:

                          DATE                      CUMULATIVE AMOUNT VESTED
                          ----                      ------------------------

            1 Year from Transaction Date            50% of Member Interest(s)
            2 Years from Transaction Date           75% of Member Interest(s)
            3 Years from Transaction Date          100% of Member Interest(s)

     2) In the event that Proceeds are actually received by Insignia/ESG, or IFG, respectively, with respect to Insignia/ESG's or IFG's investment in a particular Company prior to an applicable vesting date, you will be deemed to have been fully vested with respect to such Proceeds as of the date of receipt of such Proceeds. Involuntary termination for "cause" shall immediately extinguish any rights with respect to any unvested portions of the Member Interest(s) and should Employee voluntarily terminate his employment with Insignia/ESG he shall, as a condition to continued vesting, be reasonably available to Insignia/ESG to consult with Insignia/ESG with respect to the Membership Interest(s). As used herein, "cause" shall mean any element of action or inaction constituting cause under any applicable written agreement between you and Insignia/ESG existence as of the date of such determination.

     3) Any dispute with respect to this agreement and the Member Interest(s) shall be governed by the laws of the State of New York and shall, at the option of Insignia/ESG, be resolved by arbitration on terms and conditions determined in the reasonable discretion of Insignia/ESG.

     Any amounts you receive hereunder may be characterized as ordinary income for federal tax purposes. However, you may choose to make an election under
Section 83(b) of the Internal Revenue Code which may result in such amounts being treated as capital gains. Such an election would require to value the Member Interests assigned to you hereunder and to recognize such value as income presently. Such election, if made by you, must be made within thirty (30) days of assignment to you of the Member Interests. In determining a value for the Member Interests assigned to you hereunder you should take into account all factors known to you including the fact that the Member Interests are subordinated to certain returns and subject to vesting and forfeiture. You are encouraged to consult your tax advisor for guidance on this matter and Insignia/ESG accepts no responsibility for the manner in which you treat the Member Interests.

     Please acknowledge your understanding of and agreement to the terms set forth above by executing this agreement in the space indicated below and on the attached Exhibit A.

                                            Yours truly,

                                            Insignia/ESG , Inc.

                                            By:
                                               ------------------------------

                                            Insignia Financial Group, Inc

                                            By:
                                               ------------------------------

     I understand the terms of the foregoing and agree that the assignment of the Member Interest(s) shall be governed thereby.



                                            Date:
------------------------------                   ------------------------------
           NAME

                                   SCHEDULE I

                  ASSIGNEE

                  Andrew L. Farkas
                  James A. Aston
                  Ronald Uretta
                  Frank M. Garrison